Exhibit 10.12

CLASS A ORDINARY SHARE SUBSCRIPTION AGREEMENT

This CALSS A ORDINARY SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into on August 16, 2021 by and between:

1.	Ruipeng Pet Group Inc., an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands (the “Company”);

2.

Vet Harvest Enterprise Management Company Limited, an exempted company duly incorporated with limited liability and validly existing under the laws of the British Virgin Islands (“Vet Harvest”, or the “Purchaser”).

Each of the Parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.

The Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company a certain number of Class A ordinary shares, with par value of US$0.000001 each (the “Class A Ordinary Shares”), in the Company pursuant to the terms and conditions of this Agreement.

B.	The Parties intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Transaction.

1.1	Sale and Issuance of the Class A Ordinary Shares.

(i)

At the Closing, subject to the terms and conditions hereof, the Purchaser agrees to purchase and subscribe for, and the Company agrees to issue and allot to the Purchaser, the amount of Class A Ordinary Shares as set forth in Schedule I hereto (the “Purchased Shares”), for a purchase price as set forth therein (the “Purchased Price”).

(ii)

At or after the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 4 below, the Purchaser shall pay the Purchase Price within [ten (10) Business Days] of the Closing by wire transfer of immediately available funds in U.S. dollars to an account designated by the Company in writing at least [five (5) Business Days].

1.2	Closing.

(i)

Closing. The consummation of the sale and issuance of the Purchased Shares pursuant to Section 1.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures as of the date hereof, subject to the satisfaction or waiver of all closing conditions specified in Section 4 and Section 5 hereof.

(ii)

Deliveries by the Company at the Closing. At the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 5 below, the Company shall deliver (or cause to be delivered) to the Purchaser:

(a)

a copy of the share certificate in the name of such Purchaser representing the Purchased Shares being subscribed for by such Purchaser at the Closing, with the original duly executed share certificate delivered to such Purchaser within twenty (20) Business Days after the Closing; and

(b)

a copy of the updated register of members of the Company, certified by the registered office provider of the Company, reflecting the issuance to the Purchaser of the Purchased Shares being subscribed for by the Purchaser at the Closing.

2.	Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that the following statements will be true and correct as of the Closing:

2.1

Incorporation, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of jurisdiction of its incorporation, and the Company has all requisite power and authority to perform its obligations under this Agreement. The Company is not in, nor is it anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

2.2

Due Authorization. This Agreement has been duly executed and delivered by the Company, and when executed and delivered, constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms.

2.3	Valid Issuance. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued.

2.4

No Violation. Neither the execution nor delivery of this Agreement nor the full performance by the Company of its obligations hereunder will violate any applicable laws, any memorandum or articles of association or other constitutional document to which the Company is subject.

3.	Representations and Warranties of the Purchaser. The Purchaser hereby, jointly and severally, represents and warrants with respect to itself to the Company that:

3.1

Organization; Good Standing and Qualification. The Purchaser is duly organized, validly existing and in good standing under the laws of jurisdiction of its operation or establishment, and has all requisite power and authority to own the Purchased Shares. The Purchaser is not in, nor is it anticipated to enter into, liquidation, dissolution, bankruptcy, insolvency or winding-up.

3.2

Due Authorization. The Purchaser has the requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary corporate or other action on the part of such Purchaser. This Agreement constitutes valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with its terms.

3.3

No Violation. Neither the execution and delivery of this Agreement nor the full performance by the Purchaser of its obligations hereunder violates any applicable laws, any memorandum or articles of association or other constitutional document to which such Purchaser is subject.

4.

Conditions of the Purchaser’ Obligations at the Closing. The obligations of the Purchaser to consummate the Closing under Section 1 of this Agreement are subject to the fulfillment or waiver by the Purchaser of the following conditions:

4.1	Representations and Warranties. The representations and warranties set forth in Section 2 shall be true and correct as of the Closing.

4.2

Approvals and Waivers. The Company shall have obtained any and all approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

4.3

Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.

5.

Conditions of the Company’s Obligations at the Closing. The obligations of the Company owed to the Purchaser to consummate the Closing under Section 1 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment at or before the Closing of each of the following conditions:

5.1	Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct as of the Closing.

5.2

Approvals and Waivers. The Purchaser shall have obtained any and all approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

5.3

Performance. The Purchaser shall have performed and complied with all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser at or before the Closing.

6.	Miscellaneous.

6.1

Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the Parties hereunder.

6.2

Dispute Resolution. Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration. The arbitration shall be conducted in Beijing under the China International Economic and Trade Arbitration Commission in force when the notice of arbitration is submitted in accordance with the said rules. The number of arbitrators shall be one (1) and arbitration proceedings shall be conducted in Chinese.

6.3

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties. This Agreement and the rights and obligations therein may not be assigned by any Party without the written consent of the other Parties.

6.4	Entire Agreement. This Agreement, including any schedules and exhibits hereto, constitutes the entire understanding and agreement among the Parties with regard to the subjects of this Agreement.

6.5	Amendments. Any term of this Agreement may be amended only with the written consent of the Parties.

6.6

Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified in Schedule II (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.6).

6.7

Delays or Omissions; Waivers. Upon any breach or default of any other Party under this Agreement, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy of such Party nor shall it or any waiver of any other breach or default theretofore or thereafter occurring be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver by any Party of any condition or breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by laws or otherwise afforded to any Party, shall be cumulative and not alternative.

6.8

Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections, schedules and exhibits herein are to sections, schedules and exhibits of or to this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iv) the definitions of terms are equally applicable both to the singular and plural forms of such terms; (v) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (vi) references to a Person are references to such Person’s successors and permitted assigns (whether or not already so stated); and (vii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

6.9

Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each Party shall have signed a counterpart.

6.10

Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use reasonable best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

6.11

Confidentiality and Non-Disclosure. Each Party shall keep this Agreement and the transactions contemplated hereby confidential, and shall not disclose to any third party without the prior written consent of the other Parties, provided, that each Party may make disclosure to its shareholders, members, directors, officers, affiliates, advisors and other representatives, on a need to know basis, or otherwise as required by applicable law.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Ruipeng Pet Group Inc.

By:	/s/ Yonghe Peng
Name:	Yonghe Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Vet Harvest Enterprise Management Company Limited

By:	/s/ Xiaohong Liu

Name:	Xiaohong Liu
Title:	Director